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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT

                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                  MARCH 27, 2002



                           HARMONY TRADING CORPORATION
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             (Exact name of registrant as specified in its charter)


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
      NEW YORK                                 000-30158                                  13-3935933
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(State or other jurisdiction           (Commission File Number)              (IRS Employer Identification No.)
of incorporation or organization)
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             300 ST. SACREMENT, SUITE 414, MONTREAL, QUEBEC H2Y 1X4
               (Address of principal executive offices)(Zip Code)



                                 (514) 286-0909
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              (Registrant's Telephone Number, Including Area Code)



                                       N/A
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         (Former Name or Former Address, If Changed since Last Report.)



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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On March 27, 2002 we entered into a Reorganization Agreement (the "Reorganization Agreement") with Group Intercapital Inc., a Canadian corporation and our principal shareholder ("GIC"); Nuvo Way Inc., a Canadian corporation ("Nuvo"); Heather Baker; and the shareholders of Nuvo (the "Nuvo Shareholders"). The Reorganization Agreement principally involved our acquisition of all of Nuvo's issued and outstanding capital stock, making Nuvo a wholly owned subsidiary of ours, in exchange for 5,000,000 shares of our restricted common (the "Harmony Common Stock") and the cancellation by GIC of 2,980,000 shares of our common stock owned by it. 1,666,666 shares of the Harmony Common Stock were delivered to the Nuvo Shareholders on April 3, 2002 (the "Closing Date"), the closing date under the Reorganization Agreement. 1,666,667 shares of the Harmony Common Stock are to be issued to the Nuvo Shareholders on each of the first and second anniversaries of the Closing Date. On the Closing Date, the Nuvo Shareholders also received an aggregate of 3,333,334 shares of our Series A Preferred Stock. The Series A Preferred Stock is pari passu with our common stock with respect to voting, dividend and liquidation rights and is automatically redeemable in direct proportion to, and at the time of issuance of, the Harmony Common Stock to be issued on the first and second anniversaries of the Closing Date.

         In connection with the Reorganization Agreement, as amended on April 3, 2002, on April 9, 2002, our executive officers, Henry Yersh and Denis St. Hilaire, resigned and were replaced by Heather Baker and James Klein, designees of the Nuvo Shareholders. Heather Baker was appointed to the positions of president and chief executive officer while James Klein was appointed to the positions of treasurer, secretary and chief financial officer. Effective the Closing Date, our board of directors was increased from two to five members. Heather Baker and James Klein, as designees of the Nuvo Shareholders, were appointed to fill two of the vacancies created thereby effective April 9, 2002. GIC and the Nuvo Shareholders have also agreed to use their best efforts to mutually locate and designate a fifth director for appointment to the board of directors. GIC and the Nuvo Shareholders have further agreed to vote their voting shares of our common stock in the future, with respect to all votes taken by us for the election of directors, so as to maintain a board that consists of an equal number of directors designated by GIC and the Nuvo Shareholders.

         The Reorganization Agreement further provides for the establishment of a non-statutory stock plan, the issuance of 150,00 stock options under the plan (the "Stock Options") to certain persons designated by Nuvo, the registration of the shares underlying the Stock Options on a Form S-8 Registration Statement, the execution of an employment agreement with Heather Baker on terms to be negotiated whereby Ms. Baker will serve as our president and chief executive officer, the issuance of 100,000 shares (the "Baker Shares") of our common stock under the Baker Employment Agreement as a signing bonus, the registration of the Baker Shares on a Form S-8 Registration Statement, and the issuance of 100,000 shares of our restricted common stock to two contractors with whom Nuvo does business. In connection with the Reorganization Agreement, we also intend to promptly take all necessary steps to change our name to Vital State Inc. and to change the name of Nuvo to Vital State Canada Limited.


         Nuvo is a health supplement and pharmaceutical company based in Montreal, Canada. It has developed a proprietary method of orally delivering nutritional supplements which promote greater absorption through a new patent pending technology.

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ITEM 5. OTHER EVENTS

         On April 5, 2002 we reached agreement with our independent contractors Falene Gottbetter, Roberta Winley and Judy Cohen to discontinue our activities as a direct seller of the Doncaster division of Tanner Companies ("Tanner") clothing line. In connection therewith, we assigned all of our rights under our verbal agreement with Tanner to the contractors who will continue to sell the Doncaster line directly for Tanner.

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ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired. To be filed by amendment within the next 60 days.

(b) Pro Forma Financial Information. To be filed by amendment within the next 60 days.

(c)      Exhibits:
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
         2.1 Reorganization Agreement dated March 27, 2002 by and among Registrant, Group Intercapital Inc., Nuvo Way Inc., Heather Baker and the shareholders of Nuvo Way Inc.

         2.2 Addendum to Reorganization Agreement dated April 3, 2002 by and among Registrant, Group Intercapital Inc., Nuvo Way Inc., Heather Baker and the shareholders of Nuvo Way Inc.

         10.1 Termination of Independent Contractor Relationship Agreement dated April 5, 2002 among Registrant, Falene Gottbetter, Roberta Winley and Judy Cohen.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     HARMONY TRADING CORP.




Dated: April 11, 2002                                By:/s/ Heather Baker
                                                        ------------------------
                                                     Heather Baker
                                                     President & Chief Executive
                                                     Officer

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